Exhibit 99.1
Morgans Hotel Group Co.
Unaudited Pro Forma Financial Information
The accompanying Unaudited Pro Forma Consolidated Financial Statements are presented to reflect that on May 23, 2011, Royalton LLC, a subsidiary of Morgans Hotel Group Co. (the “Company”), completed the sale of Royalton for $88.2 million to Royalton 44 Hotel, L.L.C., an affiliate of FelCor Lodging Trust, Incorporated (“FelCor”), and Morgans Holdings LLC, a subsidiary of the Company, completed the sale of Morgans for $51.8 million to Madison 237 Hotel, L.L.C., an affiliate of FelCor, pursuant to purchase and sale agreements entered into on April 2, 2011. The Company will continue to operate the hotels under 15-year management agreements with one 10-year extension option.
The Unaudited Pro Forma Consolidated Financial Statements include adjustments to reflect the effects of the sale of Royalton and Morgans and the repayment of the outstanding debt on the Company’s revolving credit facility, which was collateralized by Royalton and Morgans, along with Delano, and which terminated upon the sale of these two properties securing the facility. The Unaudited Pro Forma Consolidated Statements of Operations for the fiscal year ended December 31, 2010 and three months ended March 31, 2011 are presented as if the sales were completed as of January 1, 2010 and January 1, 2011, respectively. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2011 is presented as if the sales were consummated at March 31, 2011. The accompanying Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the Company’s historical consolidated financial statements and related notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2011.
Pro forma information is intended to provide investors with information about the continuing impact of a transaction by showing how a specific transaction might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical financial information give effect to events that are directly attributable to the sales, are factually supportable, and expected to have a continuing impact. The Unaudited Pro Forma Consolidated Financial Statements are prepared in accordance with Article 11 of Regulation S-X.
The Unaudited Pro Forma Consolidated Financial Statements set forth below are not fact and there can be no assurance that our actual results will not differ significantly from those set forth below or that the impact of the sales will not differ significantly from those presented below. Accordingly, the Unaudited Pro Forma Consolidated Financial Statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the sales occurred on the dates indicated, nor are they indicative of our future financial position or results of operations. Readers are cautioned not to place undue reliance on such information and the Company makes no representations regarding the information set forth below or its ultimate performance compared to it.

Morgans Hotel Group Co.
Unaudited Pro Forma Consolidated Balance Sheet
(in thousands, except per share data)

						Revolving Credit
	Historical as of	Royalton Sale		Morgans Sale		Facility Repayment	Pro Forma as of
	March 31, 2011	(A)		(B)		(C)	March 31, 2011
ASSETS
Property and equipment, net	$286,351	$—		$—		$—	$286,351
Goodwill	53,691	—		—		—	53,691
Investments in and advances to unconsolidated joint ventures	20,328	—		—		—	20,328
Assets held for sale, net	190,481	(71,785)		(36,605)		—	82,091
Cash and cash equivalents	5,962	83,790	D	49,210	D	(37,658)	101,304
Restricted cash	29,883	—		—		—	29,883
Accounts receivable, net	5,318	—		—		—	5,318
Related party receivables	3,871	—		—		—	3,871
Prepaid expenses and other assets	5,872	—		—		—	5,872
Deferred tax asset, net	79,793	—	E	—	E	—	79,793
Other, net	11,210	—		—		(1,778)	9,432

TOTAL ASSETS	$692,760	$12,005		$12,605		$(39,436)	$677,934

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Debt and capital lease obligations	$571,471	$—		$—		$(37,658)	$533,813
Accounts payable and accrued liabilities	26,572	—		—		—	26,572
Debt obligation, accounts payable and accrued liabilities of assets held for sale	108,297	(1,783)		(778)		—	105,736
Distributions and losses in excess of investment in unconsolidated joint ventures	1,728	—		—		—	1,728
Deferred gain on sale of Royalton	—	13,546	F	—		—	13,546
Deferred gain on sale of Morgans	—	—		13,769	F	—	13,769
Other liabilities	13,866	—		—		—	13,866

Total Liabilities	721,934	11,763		12,991		(37,658)	709,030

Commitments and contingencies

Preferred securities, $.01 par value; liquidation preference $1,000 per share, 75,000 shares authorized and issued at March 31, 2011	51,806	—		—		—	51,806
Common stock, $.01 par value; 200,000,000 shares authorized; 36,277,495 shares issued at March 31, 2011	363	—		—		—	363
Additional paid-in capital	301,541	—		—		—	301,541

Treasury stock, at cost, 5,965,992 shares of common stock at March 31, 2011	(92,688)	—		—		—	(92,688)
Accumulated comprehensive loss	(1,434)	—		—		—	(1,434)
Accumulated deficit	(298,601)	242		(386)		(1,778)	(300,523)

Total Morgans Hotel Group Co. stockholders’ (deficit) equity	(39,013)	242		(386)		(1,778)	(40,935)
Noncontrolling interest	9,839	—		—		—	9,839

Total (deficit) equity	(29,174)	242		(386)		(1,778)	(31,096)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$692,760	$12,005		$12,605		$(39,436)	$677,934

See accompanying notes to these unaudited pro forma consolidated financial statements.

Morgans Hotel Group Co.
Notes to Unaudited Pro Forma Consolidated Balance Sheet
The Unaudited Pro Forma Consolidated Balance Sheet reflects the effects of the sale of Royalton and Morgans and the repayment of the outstanding debt on the Company’s revolving credit facility as if these transactions had occurred on March 31, 2011. The Unaudited Pro Forma Consolidated Balance sheet:
(A) Reflects the disposition of Royalton and removal of the book value of the hotel property and equipment, goodwill allocated to the property, and other related assets and related liabilities, which have been classified as held for sale, associated with the hotel as a result of the disposition.
(B) Reflects the disposition of Morgans and removal of the book value of the hotel property and equipment, goodwill allocated to the property, and other related assets and related liabilities, which have been classified as held for sale, associated with the hotel as a result of the disposition.
(C) Reflects the repayment of the outstanding debt on the Company’s revolving credit facility with a portion of the proceeds received from the sale of the hotels and the write-off of deferred financing fees related to the debt. Royalton and Morgans, along with Delano, were collateral for the Company’s revolving credit facility, which terminated upon the sale of these two properties securing the facility.
(D) Reflects the cash proceeds from the sale of Royalton and Morgans, after estimated closing costs of $4.4 million on the sale of Royalton and $2.6 million on the sale of Morgans, or 5.0%, of the $88.2 million and $51.8 million, respectively, sales price.
(E) The Company expects to record a tax gain on the sale of Royalton and Morgans which will be offset by tax net operating loss carry forwards that the Company has recorded. The Company estimates that the tax gain will be approximately $80 million and that the projected tax savings will be approximately $34 million based on a corporate tax rate of approximately 41%. As a result, the balance of the deferred tax asset, net, will decrease in future periods after the close of the transactions.
(F) Reflects the book value gain from the sale of Royalton and Morgans. The Company will continue to manage the hotels pursuant to 15-year management agreements with one 10-year extension option. This gain will be amortized over the life of the management contract.

Morgans Hotel Group Co.
Unaudited Pro Forma Consolidated Statements of Operations
For the Three Months Ended March 31, 2011
(in thousands, except per share data)

		Disposition of
	Historical for the	Royalton-				Revolving Credit	Pro Forma for
	three months	Operating	Disposition of	Management Fees	Amortization of	Facility	the three months
	ended March 31,	Results	Morgans Operating	Earned	Deferred Gain	Repayment	ended
	2011	(A)	Results (B)	(C)	(D)	(E)	March 31, 2011

Revenues:
Rooms	$31,034	$(3,087)	$(1,905)	$—	$—	$—	$26,042
Food and beverage	18,030	(1,144)	(81)	—	—	—	16,805
Other hotel operating	2,016	(105)	(68)	—	—	—	1,843

Total hotel revenues	51,080	(4,336)	(2,054)	—	—	—	44,690
Management fee — related party and other income	3,324	—	—	159	—	—	3,483

Total revenues	54,404	(4,336)	(2,054)	159	—	—	48,173

Operating Costs and Expenses:
Rooms	11,174	(1,485)	(961)	—	—	—	8,728
Food and beverage	15,102	(1,486)	(106)	—	—	—	13,510
Other departmental	1,211	(69)	(38)	—	—	—	1,104
Hotel selling, general and administrative	12,558	(1,209)	(782)	—	—	—	10,567
Property taxes, insurance and other	4,185	(471)	(129)	—	—	—	3,585

Total hotel operating expenses	44,230	(4,720)	(2,016)	—	—	—	37,494

Corporate expenses, including stock compensation of $4.0 million	10,834	—	—	—	—	—	10,834
Depreciation and amortization	8,373	(1,257)	(687)	—	—	—	6,429
Restructuring, development and disposal costs	4,593	(7)	—	—	—	—	4,586

Total operating costs and expenses	68,030	(5,984)	(2,703)	—	—	—	59,343

Operating (loss) income	(13,626)	1,648	649	159	—	—	(11,170)

Interest expense, net	8,994	—	—	—	—	(1,370)	7,624
Equity in loss of unconsolidated joint ventures	9,483	—	—	—	—	—	9,483
Gain on sale of Royalton	—	—	—	—	(226)	—	(226)
Gain on sale of Morgans	—	—	—	—	(229)	—	(229)
Other non-operating expenses (income)	1,390	—	—	—	—	—	1,390

(Loss) income before income tax expense	(33,493)	1,648	649	159	455	1,370	(29,212)

Income tax benefit	(135)	—	—	—	—	—	(135)

Net (loss) income from continuing operations	(33,358)	1,648	649	159	455	1,370	(29,077)

Income from discontinued operations, net of tax	490	—	—	—	—	—	490

Net (loss) income	(32,868)	1,648	649	159	455	1,370	(28,587)

Net loss attributable to noncontrolling interest	825	(60)	(28)	—	—	(41)	696

Net (loss) income attributable to Morgans Hotel Group Co.	(34,043)	1,588	621	159	455	1,329	(27,891)

Preferred stock dividends and accretion	(2,187)	—	—	—	—	—	(2,187)

Net (loss) income attributable to common stockholders	$(34,230)	$1,588	$621	$159	$455	$1,329	$(30,078)

(Loss) Income per share:
Basic and diluted continuing operations	(1.12)						(0.99)
Basin and diluted discontinued operations	0.02						0.02
Basic and diluted attributable to common stockholders	(1.10)						(0.97)
Weighted average number of common shares outstanding:
Basic and diluted	31,103						31,103
See accompanying notes to these unaudited pro forma consolidated financial statements.

Morgans Hotel Group Co.
Notes to Unaudited Pro Forma Consolidated Statements of Operations
The Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2011 reflects the effects of the sale of Royalton and Morgans and the repayment of the outstanding debt on the Company’s revolving credit facility as if these transactions had occurred on January 1, 2011. The Unaudited Pro Forma Consolidated Statement of Operations:
(A) Reflects the disposition of Royalton and reflects the necessary adjustments to remove the historical revenues and expenses of such operations, including depreciation and other costs.
(B) Reflects the disposition of Morgans and reflects the necessary adjustments to remove the historical revenues and expenses of such operations, including depreciation and other costs.
(C) Reflects the quarterly chain fees that the Company would have earned under its management agreements with FelCor during the period presented. No adjustment for management fees has been included for the three months ended March 31, 2011, as the Company would not have met certain performance hurdles necessary to earn such fees under the terms of the management agreements.
(D) Reflects the amortization of the deferred book value gain that will be recognized over 15-years, the life of the management contracts. For the three months ended March 31, 2011, the income represents a quarter of a full year of amortization.
(E) Reflects the elimination of interest expense and amortization of deferred financing costs related to the revolving credit facility, which was paid off with a portion of the proceeds from the sales of Royalton and Morgans. A portion of the sales proceeds was used to repay this debt which bore interest at a LIBOR floor of 1.0% plus 375 basis points.

Morgans Hotel Group Co.
Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2010
(in thousands, except per share data)

		Disposition of
	Historical for the	Royalton-				Revolving Credit	Pro Forma for
	year ended	Operating	Disposition of	Management Fees	Amortization of	Facility	the year ended
	December 31,	Results	Morgans Operating	Earned	Deferred Gain	Repayment	December 31,
	2010	(A)	Results (B)	(C)	(D)	(E)	2010

Revenues:
Rooms	$139,268	$(15,952)	$(9,767)	$—	$—	$—	$113,549
Food and beverage	69,451	(4,649)	(363)	—	—	—	64,439
Other hotel operating	9,313	(368)	(248)	—	—	—	8,697

Total hotel revenues	218,032	(20,969)	(10,378)	—	—	—	186,685
Management fee — related party and other income	18,338	—	—	803	—	—	19,141

Total revenues	236,370	(20,969)	(10,378)	803	—	—	205,826

Operating Costs and Expenses:
Rooms	42,620	(5,876)	(3,710)	—	—	—	33,034
Food and beverage	58,227	(5,880)	(483)	—	—	—	51,864
Other departmental	5,304	(222)	(176)	—	—	—	4,906
Hotel selling, general and administrative	48,216	(4,662)	(2,889)	—	—	—	40,665
Property taxes, insurance and other	16,233	(2,126)	(619)	—	—	—	13,488

Total hotel operating expenses	170,600	(18,766)	(7,877)	—	—	—	143,957

Corporate expenses, including stock compensation of $10.9 million	34,538	—	—	—	—	—	34,538
Depreciation and amortization	32,158	(4,880)	(2,716)	—	—	—	24,562
Restructuring, development and disposal costs	3,916	(260)	—	—	—	—	3,656
Impairment loss on receivables from unconsolidated joint venture	5,549	—	—	—	—	—	5,549

Total operating costs and expenses	246,761	(23,906)	(10,593)	—	—	—	212,262

Operating (loss) income	(10,391)	2,937	215	803	—	—	(6,436)

Interest expense, net	41,346	—	—	—	—	(5,045)	36,301
Interest expense on property held for non-sale disposition	1,137	—	—	—	—	—	1,137
Equity in loss of unconsolidated joint ventures	16,203	—	—	—	—	—	16,203
Gain on sale of Royalton	—	—	—	—	(832)	—	(832)
Gain on sale of Morgans	—	—	—	—	(878)	—	(878)
Other non-operating expenses (income)	33,076	(18)	8	—	—	—	33,066

(Loss) income before income tax expense	(102,153)	2,955	207	803	1,710	5,045	(91,433)

Income tax benefit	(1,335)	—	—	—	—	—	(1,335)

Net (loss) income from continuing operations	(100,818)	2,955	207	803	1,710	5,045	(90,098)

Income from discontinued operations, net of tax	17,170	—	—	—	—	—	17,170

Net (loss) income	(83,648)	2,955	207	803	1,710	5,045	(72,928)

Net loss attributable to noncontrolling interest	2,239	(131)	(42)	—	—	(161)	1,905

Net (loss) income attributable to Morgans Hotel Group Co.	(81,409)	2,824	165	803	1,710	4,884	(71,023)

Preferred stock dividends and accretion	(8,554)	—	—	—	—	—	(8,554)

Net (loss) income attributable to common stockholders	(89,963)	2,824	165	803	1,710	4,884	(79,577)

(Loss) Income per share:
Basic and diluted continuing operations	(3.50)						(3.16)
Basin and diluted discontinued operations	0.56						0.56
Basic and diluted attributable to common stockholders	(2.94)						(2.60)
Weighted average number of common shares outstanding:
Basic and diluted	30,563						30,563
See accompanying notes to these unaudited pro forma consolidated financial statements.

Morgans Hotel Group Co.
Notes to Unaudited Pro Forma Consolidated Statements of Operations
The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2010 reflects the effects of the sale of Royalton and Morgans and the repayment of the outstanding debt on the Company’s revolving credit facility as if these transactions had occurred on January 1, 2010. The Unaudited Pro Forma Consolidated Statement of Operations:
(A) Reflects the disposition of Royalton and reflects the necessary adjustments to remove the historical revenues and expenses of such operations, including depreciation and other costs.
(B) Reflects the disposition of Morgans and reflects the necessary adjustments to remove the historical revenues and expenses of such operations, including depreciation and other costs.
(C) Reflects the annual chain fees that the Company would have earned under its management agreements with FelCor during the period presented. No adjustment for management fees has been included for the year ended December 31, 2010, as the Company would not have met certain performance hurdles necessary to earn such fees under the terms of the management agreements.
(D) Reflects the amortization of the deferred book value gain that will be recognized over 15-years, the life of the management contracts. For the year ended December 31, 2010, the income represents a full year of amortization.
(E) Reflects the elimination of interest expense and amortization of deferred financing costs related to the revolving credit facility, which was paid off with a portion of the proceeds from the sales of Royalton and Morgans. A portion of the sales proceeds was used to repay this debt which bore interest at a LIBOR floor of 1.0% plus 375 basis points.